EXHIBIT 99.1

OASIS ONLINE TECHNOLOGIES CORP ACQUIRES WORLDWIDE POCKETSERVER™ ONLINE SECURITY AND CONVENIENCE SOFTWARE LICENSE

Mesa, Arizona (Business wire) November 6, 2008

Oasis Online Technologies Corp (OTCBB: OOLN) announced today it has signed a Master License Agreement with TranSend International, Inc. to market and distribute TranSend's PocketServer™ software. Under the terms of The License Agreement, Oasis will have exclusive rights to modify the source code and re-brand the PocketServer™ software.

Oasis management plans on utilizing the PocketServer™ application and its source code in order to execute the company's plan to market and distribute a suite of software products through distinct subsidiaries which are to be created by Oasis.

Erik J. Cooper, CEO of Oasis, stated "We view the PocketServer™ application and its source code as a key core technology for Oasis to build upon. PocketServer™ is a flexible platform to manage data on a number of devices such as smart-chip enabled cards, USB devices, and mobile phones. We are anxious to develop new products from this single application and to start marketing them through our future subsidiaries."

Oasis is currently in the process of creating four distinct subsidiaries to market its current and future products and services. Oasis intends to distribute its products to financial institutions, direct to online consumers, to medical providers, and also to families with small children. More detail about the Company's business plans can be found in the company's most recent 10k filing and on the Company website at www.oasisotc.com.

ABOUT OASIS:

Oasis Online Technologies Corp. is focused on the acquisition and development of key core technologies and products that are easily adapted to multiple market segments which require secure storage and convenient mobile, portable, and/or online use of data. The Company's planned products and built-in features will be designed and marketed to protect against or prevent fraud and identity theft while making the online experience easier and faster. The company is currently researching technologies which apply to credit card transactions, online shopping, smart-chip enabled card applications, and ACH and EFT transactions.

About PocketServer™ - secure data storage for users

Designed specifically to protect users' private data while streamlining their online shopping experience, PocketServer™ is a feature rich product for the end user which also has the ability for a two-factor authentication solution while maintaining the flexibility to defend against attackers. PocketServer™ conveniently stores user's shipping and billing addresses, credit card numbers, usernames, passwords and other private data securely on USB token or smart card. This data is only accessible when the user has unlocked the token or card with their password - then it can be used to streamline their entire online shopping experience. PocketServer™ will automatically fill online forms, eliminating the need to type in lengthy credit card numbers, billing and shipping addresses, etc. PocketServer™ also generates and remembers all usernames and passwords, and auto- fills them when logging on.

Forward Looking Statements Disclaimer:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Oasis Online Technologies' expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to Oasis Online Technologies, Inc. management as of the date hereof, and actual results may vary based upon future events, both within and without Oasis management's control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.